Exhibit 25.1

FORM T-1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)           |__|
___________________________

THE BANK OF NEW YORK TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)
(State of incorporation if not a U.S. national bank)	95-3571558 (I.R.S. employer identification no.)
700 South Flower Street Suite 500 Los Angeles, California (Address of principal executive offices)	90017 (Zip code)

AGL Capital Corporation

(Exact name of obligor as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	88-0472393 (I.R.S. employer identification no.)
2325-B Renaissance Drive Las Vegas, NV (Address of principal executive offices)	89119 (Zip code)

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Additional Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code of Registrant’s Principal Executive Offices
AGL Resources, Inc.	Georgia	58-2210952	Ten Peachtree Place NE Atlanta, GA 30309

___________________________

Debt Securities

(Title of Indenture Securities)

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1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219
Federal Reserve Bank	San Francisco, California 94105
Federal Deposit Insurance Corporation	Washington, D.C. 20429
(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe eachsuch affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948).

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6.	The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-121948).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

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SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Jacksonville, and State of Florida, on the 21 day of August, 2007.

THE BANK OF NEW YORK TRUST COMPANY, N.A.

By: /s/ Christie Leppert
Name: Christie Leppert
Title: Assistant Vice President

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EXHIBIT 7

I, William J. Winkelmann, Vice President of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

      William J. Winkelmann                             )           Vice President

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

      Michael K. Klugman, President               )

      Michael F. McFadden, MD                      )           Directors (Trustees)

      Frank P. Sulzberger, Vice President         )

Exhibit 7 - Page 1

Consolidated Report of Condition of
THE BANK OF NEW YORK TRUST COMPANY, N.A.
of 700 South Flower Street, Suite 200, Los Angeles, CA  90017

At the close of business March 31, 2007, published in accordance with Federal regulatory authority instructions.

	Dollar Amounts in Thousands
ASSETS

Cash and balances due from
depository institutions:
Noninterest-bearing balances and currency and coin		2,391
Interest-bearing balances		0
Securities:
Held-to-maturity securities		40
Available-for-sale securities		65,083
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold		48,400
Securities purchased under agreements to resell		54,885
Loans and lease financing receivables:
Loans and leases held for sale		0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance		0
Trading assets		0
Premises and fixed assets (including capitalized leases)		8,755
Other real estate owned		0
Investments in unconsolidated subsidiaries and associated companies		0
Non applicable Intangible assets:
Goodwill		924,236
Other Intangible Assets		270,030
Other assets		143,616
Total assets		$1,517,436

LIABILITIES

Deposits:
In domestic offices		1,691
Noninterest-bearing	1,691
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased		0
Securities sold under agreements to repurchase		0
Trading liabilities		0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)		118,691
Not applicable
Not applicable
Subordinated notes and debentures		0
Other liabilities		126,416
Total liabilities		246,798
Minority interest in consolidated subsidiaries		0

EQUITY CAPITAL

Perpetual preferred stock and related surplus		0
Common stock		1,000
Surplus (exclude all surplus related to preferred stock)		1,121,520
Retained earnings		148,100
Accumulated other comprehensive income		18
Other equity capital components		0
Total equity capital		1,270,638
Total liabilities, minority interest, and equity capital (sum of items 21,22, and 28)		1,517,436

I, Karen Bayz, Vice President of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Karen Bayz       )           Vice President

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Michael K. Klugman, President        )
Frank P. Sulzberger, MD                    )           Directors (Trustees)
Michael F. McFadden, MD               )

Exhibit 7 - Page 2